Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ARCTIC CAT INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1443470
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

601 Brooks Avenue South, Thief River Falls, Minnesota	56701
(Address of principal executive offices)	(Zip Code)

ARCTIC CAT INC. 2007 OMNIBUS STOCK AND INCENTIVE PLAN
(Full title of the plan)

Christopher A. Twomey
Chairman, Chief Executive Officer and President
Arctic Cat Inc.
601 Brooks Avenue South
Thief River Falls, Minnesota 56701
(218) 681-8558
(Name, address and telephone number, including area code, of agent for service)

Copy to: John R. Houston, Esq. Robins, Kaplan, Miller & Ciresi L.L.P. 2800 LaSalle Plaza 800 LaSalle Avenue Minneapolis, Minnesota 55402 (612) 349-8500

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE
Common Stock, $0.01 par value(2)	1,900,000 shares	$16.90	$32,110,000	$986.00

(1)             Pursuant to Rule 457(h), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on August 28, 2007 as reported on the NASDAQ Global Select Market.

(2)             Associated with the Common Stock are preferred stock purchase rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

PART I

As permitted by and pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as part of this Registration Statement.

PART II

Item 3.  Incorporation of Documents by Reference.

The following documents have been filed (File No. 0-18607) by Arctic Cat Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) and are incorporated herein by reference:

(a)                                  The Registrant’s Annual Report on Form 10-K for the year ended March 31, 2007.

(b)                                 All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the 1934 Act since March 31, 2007; and

(c)                                  The description of the Registrant’s capital stock contained under the heading “Item 1. Description of Registrant’s Securities to Be Registered” in the Registrant’s Registration Statement on Form 8-A, dated May 21, 1990, and as amended by the Registrant’s Registration Statement on Form 8-A, dated September 20, 2001.

All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing (other than current reports on Form 8-K containing Regulation FD disclosure furnished under either Item 2.02 or Item 7.01, including any exhibits relating to information furnished under either Item 2.02 or Item 7.01 of Form 8-K) (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 302A.521 of the Minnesota Business Corporation Act (the “MBCA”) provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in his or her official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

(a) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions;

(b) acted in good faith;

(c) received no improper personal benefit and Section 302A.255 of the MBCA (regarding conflicts of interest), if applicable, has been satisfied;

(d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

(e) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

In addition, Section 302A.521, subd. 3, of the MBCA requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding, (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the requirements for indemnification set forth above have been met as well as a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this section.

As permitted by Section 302A.251 of the MBCA, Article XII of the Registrant’s Restated Articles of Incorporation provide that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of a fiduciary duty as a director, except for liability (1) for breach of the director’s duty of loyalty to the Registrant or its shareholders; (2) for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law; (3) for paying a dividend or approving a stock repurchase in violation of Section 302A.559 of the MBCA or for violating the securities registration or anti-fraud provisions of Section 80A.23 of the MBCA; (4) for any transaction from which the director derived any improper personal benefit; or (5) for any action or omission occurring prior to the date when the provision became effective.

Article X of the Registrant’s Restated Bylaws provide that the Registrant shall indemnify officers and directors to the extent permitted by the MBCA as it may be amended from time to time.  The Registrant also maintains a director and officer liability insurance policy to cover the Registrant and the Registrant’s directors and officers against damages, judgments, settlements and costs incurred by reason of certain acts of such persons in their capacities as directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following are filed as exhibits to this Registration Statement on Form S-8:

Exhibit Number	Description

4.1	Form of specimen Common Stock Certificate(1).
4.2	Rights Agreement by and between the Registrant and Wells Fargo Bank Minnesota, N.A., dated September 17, 2001(2).
4.3	Arctic Cat Inc. 2007 Omnibus Stock and Incentive Plan(3).
5	Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of the shares of Common Stock being registered(4).
23.1	Consent of Grant Thornton LLP(4).
23.2	Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in Exhibit 5).
24	Powers of Attorney (included on signature page hereto).

(1)             Incorporated herein by reference to the Registrants’ Form S-1 Registration Statement (File No. 33-34984).

(2)             Incorporated by reference to Exhibit 1 to the Registrant’s Registration on Form 8-A filed with the Commission on September 20, 2001.

(3)             Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 14, 2007.

(4)             Filed herewith.

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”);

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thief River Falls, State of Minnesota on the 29th day of August, 2007.

ARCTIC CAT INC.

By:	/s/ CHRISTOPHER A. TWOMEY
Christopher A. Twomey
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Arctic Cat Inc. hereby constitute and appoint Christopher A. Twomey and  Timothy C. Delmore, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on  the 29th day of August, 2007, by the following persons:

SIGNATURE	TITLE

/s/ CHRISTOPHER A. TWOMEY	Chairman, Chief Executive Officer and President (principal executive officer)
Christopher A. Twomey

/s/ TIMOTHY C. DELMORE	Chief Financial Officer and Secretary (principal financial and accounting officer)
Timothy C. Delmore

/s/ ROBERT J. DONDELINGER	Director
Robert J. Dondelinger

/s/ MASAYOSHI ITO	Director
Masayoshi Ito

/s/ SUSAN E. LESTER	Director
Susan E. Lester

/s/ WILLIAM G. NESS	Director
William G. Ness

/s/ GREGG A. OSTRANDER	Director
Gregg A. Ostrander

/s/ DAVID A. ROBERTS	Director
David A. Roberts

/s/ KENNETH J. ROERING	Director
Kenneth J. Roering

EXHIBIT INDEX

Exhibits
4.1	Form of specimen Common Stock Certificate(1).
4.2	Rights Agreement by and between the Registrant and Wells Fargo Bank Minnesota, N.A., dated September 17, 2001(2).
4.3	Arctic Cat Inc. 2007 Omnibus Stock and Incentive Plan(3).
5	Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of the shares of Common Stock being registered(4).
23.1	Consent of Grant Thornton LLP(4).
23.2	Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in Exhibit 5).
24	Powers of Attorney (included on signature page hereto).

(1)             Incorporated herein by reference to the Registrants’ Form S-1 Registration Statement (File No. 33-34984).

(2)             Incorporated by reference to Exhibit 1 to the Registrant’s Registration on Form 8-A filed with the Commission on September 20, 2001.

(3)             Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 14, 2007.

(4)             Filed herewith.